SHERB & CO., LLP
                                805 Third Avenue
                            New York, New York 10022
                                  212-830-2643
                                Fax: 212-830-9276


                                  Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement of Exus Networks, Inc. on Form S-8 of our report dated May 10, 2002 relating to the financial statements of Exus Networks, Inc. as of years ended December 31, 2000 and 2001 with respect to its consolidated financial statements.


                              /s/ Sherb & Co., LLP
                                  ----------------
                                  Sherb & Co., LLP


New York, New York
March 28, 2003